Udemy Reports First Quarter 2024 Results
Udemy Business revenue grew 24% year-over-year
Company now has more than 16,000 enterprise customers around the world
Board authorizes $50 million expansion of share repurchase program to $150 million
San Francisco, CA / May 2, 2024 - Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today reported results for the three-month period ended March 31, 2024.
First Quarter 2024 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages and basis points)

	Three Months Ended March 31,		% Change
	2024	2023	YoY
Revenue	$196.8	$176.4	12%
Gross Profit	$120.6	$99.7	21%
Gross Margin	61%	57%	400	bps
Non-GAAP Gross Profit	$122.9	$102.0	20%
Non-GAAP Gross Margin	62%	58%	400	bps
Net Loss	$(18.3)	$(44.5)	(59)%
Non-GAAP Net Income (Loss)	$5.3	$(8.3)	NM	%
Adjusted EBITDA	$6.5	$(6.3)	NM	%
Adjusted EBITDA Margin	3%	(4)%	700	bps

Enterprise Segment
Total Customers	16,070	14,359	12%
Annual Recurring Revenue	$479.4	$396.0	21%
UB Net Dollar Retention Rate	104%	112%	(800)	bps
UB Large Customer Net Dollar Retention Rate	111%	120%	(900)	bps
Segment Revenue	$117.6	$95.2	24%
Segment Gross Profit	$84.6	$62.4	36%
Segment Gross Margin	72%	65%	700	bps

Consumer Segment
Monthly Average Buyers	1.44	1.39	4%
Segment Revenue	$79.2	$81.2	(2)%
Segment Gross Profit	$43.2	$43.7	(1)%
Segment Gross Margin	55%	54%	100	bps
NM = Not Meaningful

“Udemy delivered a strong start to the year, with first quarter results exceeding our guidance on the top and bottom line,” said Greg Brown, Udemy’s President and CEO. “We have made meaningful progress towards establishing Udemy as the skills development platform of choice through our journey of innovation. Notably, Udemy’s Intelligent Skills Platform transforms how skills are acquired and validated through personalized and immersive learning experiences, enabling millions of professionals and our more than 16,000 enterprise customers worldwide to easily identify and quickly develop the skills they need to deliver better business outcomes, which is becoming mission-critical given the rapid advancements in generative AI.”
“Our solid cash position enables us to return capital to shareholders through our share repurchase program. Looking ahead, we are committed to continuing to grow the company, while opportunistically returning capital to shareholders, consistent with our disciplined capital allocation strategy. Our Board has approved the expansion of our share repurchase program to $150 million, reflecting our confidence in the long-term opportunity available to Udemy,” concluded Brown.

First Quarter 2024 Financial Highlights
•Total revenue increased 12% year-over-year to $196.8 million and exceeded the high end of Udemy’s guidance range for the quarter. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue increased 24% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year, to $117.6 million.
•Udemy Business Annual Recurring Revenue (ARR) increased 21% year-over-year to $479.4 million.
•Consumer segment revenue growth was down 2% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year, to $79.2 million.
•Ended the quarter with $434.1 million in cash, cash equivalents, restricted cash and marketable securities.
Business and Operational Highlights
•Added new, or expanded existing, relationships with Udemy Business customers globally, including Ambev S.A. (Brazil), Axon Enterprise (U.S.), Banco de Occidente (Honduras), Blue Cross Blue Shield of North Carolina (U.S.), Deutsche Automobil Treuhand (Germany), Flutter Entertainment plc. (U.K.), FPT Software (Vietnam), Gulf Insurance Group (Kuwait), Hitachi Vantara Corporation (U.S.), Laboratory Corp. of America Holdings (U.S.), Malayan Banking Bernard - Maybank (Malaysia), NetApp, Inc. (U.S.), PepsiCo, Inc. (U.S.), and Sony Sports (U.K.).
•Launched GenAI Skills Packs to support organizations around the world with the rapid adoption and implementation of in-demand generative AI skills. The GenAI Skills Pack includes curated content, emerging skills, and learning paths correlated to specific objectives to empower organizations globally with the most effective and efficient way to develop GenAI skills in a matter of hours, depending on their role.
•Published a new research report, The GenAI Transformation: Perspectives on Leadership, and launched a new cohort learning program, Leading GenAI Innovation, to help organizations lead through change and close the GenAI skills gap.
•Listed as Strategic Challenger in Fosway’s 9-Grid for Digital Learning report, with continued positive momentum in the market, and highest scores for Potential.
•Announced a partnership with The Cloud Native Computing Foundation® (CNCF®), which builds sustainable ecosystems for cloud native software, through which CNCF has endorsed Udemy content to support its audience of project contributors and current and aspiring cloud native developers across the globe to help them prepare for various CNCF certification exams.
•Named to TIME’s inaugural list of World’s Top EdTech Companies of 2024.
•Udemy Business was once again named a Leader in G2’s Spring report across six categories, including Online Learning Platform, Technical Skills Development, and LXPs.
Share Repurchase Program
Udemy returned capital to shareholders through its $100 million share repurchase program. During Q1, the Company spent approximately $55 million to buy back nearly 5.0 million Udemy shares in the open market.
Udemy’s Board of Directors also authorized an increase of $50 million to its existing share repurchase program. In addition to this increased $50 million authorization, Udemy has approximately $45 million remaining from its previously-announced $100 million share repurchase program. The Company is authorized to repurchase Udemy common stock in either the open market or in privately negotiated transactions, in accordance with SEC regulations.
Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its second quarter and full year ending December 31, 2024.

	Three Months Ending June 30, 2024	Year Ending December 31, 2024
Revenue	$192 to $195 million	$795 to $805 million
Adjusted EBITDA Margin[1]	(50) to 50 basis points	200 to 300 basis points
Weighted Average Share Count, Basic[2]	155 million	156 million
Weighted Average Share Count, Diluted[2]	158 million	162 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
2. Udemy’s outlook for weighted average share count, basic and diluted, excludes any impact from potential future repurchase activities under our share repurchase program.

The revenue guidance range above assumes historical changes in FX rates will have a negative one percentage point impact on both second quarter year-over-year revenue growth and full year revenue growth. Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the first quarter of 2024.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Thursday, May 2 to discuss its first quarter 2024 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, excluding i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment gross profit is defined as segment revenue less segment cost of revenue, which include content costs, hosting and platform costs, customer support services, and payment processing fees that are allocable to each segment. Segment gross profit excludes amortization of capitalized software, amortization of intangible assets, depreciation, and stock-based compensation allocated to cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the second quarter and full year 2024, and future periods; anticipated future expenses and investments; our business strategy and plans; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission (“SEC”). All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by providing flexible and effective skills development and validation. Through the Udemy Intelligent Skills Platform and its community of instructors, millions of learners gain expertise in a wide range of technical and professional skills – from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams, and cohort learning for leaders. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Gurugram, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$196,846	$176,430
Cost of revenue (1)(2)	76,282	76,701
Gross profit	120,564	99,729
Operating expenses (1)(2)
Sales and marketing	87,301	79,657
Research and development	31,223	30,887
General and administrative	24,769	26,334
Restructuring charges	—	10,128
Total operating expenses	143,293	147,006
Loss from operations	(22,729)	(47,277)
Other income (expense)
Interest income	5,728	4,322
Interest expense	(3)	(390)
Other expense, net	(308)	(142)
Total other income, net	5,417	3,790
Net loss before taxes	(17,312)	(43,487)
Income tax provision	(1,027)	(1,057)
Net loss	$(18,339)	$(44,544)
Net loss per share
Basic and diluted	$(0.12)	$(0.31)
Weighted-average shares used in computing net loss per share
Basic and diluted	156,570,426	145,737,709

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$1,657	$1,593
Sales and marketing	7,341	7,277
Research and development	6,675	6,294
General and administrative	7,032	9,911
Restructuring charges	—	1,208
Total stock-based compensation expense	$22,705	$26,283
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$725	$725
Sales and marketing	230	342
Total amortization of intangible assets	$955	$1,067

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$256,807	$305,564
Restricted cash, current	3,329	3,329
Marketable securities	173,883	171,372
Accounts receivable, net	99,765	92,555
Prepaid expenses and other current assets	25,610	20,924
Deferred contract costs, current	44,032	38,584
Total current assets	603,426	632,328
Property and equipment, net	4,068	4,439
Capitalized software, net	32,096	31,388
Operating lease right-of-use assets	4,205	5,691
Restricted cash, non-current	100	659
Deferred contract costs, non-current	34,382	35,790
Strategic investments	10,311	10,311
Intangible assets, net	4,268	5,223
Goodwill	12,646	12,646
Other assets	2,952	2,721
Total assets	$708,454	$741,196
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,078	$2,506
Accrued expenses and other current liabilities	30,540	27,778
Content costs payable	35,372	40,277
Accrued compensation and benefits	20,151	24,332
Operating lease liabilities, current	3,581	5,825
Deferred revenue, current	315,563	279,414
Total current liabilities	408,285	380,132
Operating lease liabilities, non-current	945	1,124
Deferred revenue, non-current	2,340	3,000
Other liabilities, non-current	390	48
Total liabilities	411,960	384,304

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	1,034,603	1,076,508
Accumulated other comprehensive income (loss)	(74)	80
Accumulated deficit	(738,037)	(719,698)
Total stockholders’ equity	296,494	356,892
Total liabilities and stockholders' equity	$708,454	$741,196

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(18,339)	$(44,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,483	5,786
Amortization of deferred contract costs	14,041	10,508
Stock-based compensation	22,705	26,283
Allowance for credit losses	743	301
Accretion of marketable securities	(2,300)	(1,815)
Non-cash operating lease expense	1,487	1,572
Other	215	375
Changes in operating assets and liabilities:
Accounts receivable	(7,954)	7,805
Prepaid expenses and other assets	(5,046)	(2,434)
Deferred contract costs	(18,081)	(17,302)
Accounts payable, accrued expenses and other liabilities	(1,145)	(4,499)
Content costs payable	(4,906)	(2,292)
Operating lease liabilities	(2,423)	(1,759)
Deferred revenue	35,489	2,120
Net cash provided by (used in) operating activities	20,969	(19,895)
Cash flows from investing activities:
Purchases of marketable securities	(89,462)	(58,463)
Proceeds from maturities of marketable securities	89,150	42,500
Purchases of property and equipment	(197)	(100)
Capitalized software costs	(3,261)	(3,256)
Net cash used in investing activities	(3,770)	(19,319)
Cash flows from financing activities:
Net proceeds from exercise of stock options	313	1,180
Taxes paid related to net share settlement of equity awards	(11,634)	—
Repurchases of common stock	(55,144)	—
Net cash provided by (used in) financing activities	(66,465)	1,180

Effect of foreign exchange rates on cash flows	(50)	(18)

Net decrease in cash, cash equivalents and restricted cash	(49,316)	(38,052)
Cash, cash equivalents and restricted cash—Beginning of period	309,552	317,314
Cash, cash equivalents and restricted cash—End of period	$260,236	$279,262

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Gross profit	$120,564	$99,729
Stock-based compensation expense	1,657	1,593
Intangible asset amortization	725	725
Non-GAAP gross profit	$122,946	$102,047
Gross margin (1)	61%	57%
Non-GAAP gross margin (2)	62%	58%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended March 31,
	2024	2023
Net loss	$(18,339)	$(44,544)
Stock-based compensation expense	22,705	25,075
Intangible asset amortization	955	1,067
Restructuring charges	—	10,128
Non-GAAP net income (loss)	$5,321	$(8,274)

Weighted-average shares used in computing net income (loss) per share, basic	156,570,426	145,737,709
Effect of dilutive securities (3)	5,510,208	—
Weighted-average shares used in computing non-GAAP net income (loss) per share, diluted	162,080,634	145,737,709

Net loss per share, basic and diluted	$(0.12)	$(0.31)
Non-GAAP net income (loss) per share, basic	$0.03	$(0.06)
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.06)
(3)        For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

	Three Months Ended March 31,
	2024	2023
Net loss	$(18,339)	$(44,544)
Adjusted to exclude the following:
Interest income	(5,728)	(4,322)
Interest expense	3	390
Income tax provision	1,027	1,057
Depreciation and amortization	6,483	5,786
Stock-based compensation expense	22,705	25,075
Other expense, net	308	142
Restructuring charges	—	10,128
Adjusted EBITDA	$6,459	$(6,288)
Net loss margin (4)	(9)%	(25)%
Adjusted EBITDA margin (5)	3%	(4)%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)         We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com